UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2018

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.02. Termination of a Material Definitive Agreement.

On November 20, 2018, CareDx, Inc. (the “Company”) paid off all obligations owing under, and terminated, that certain Credit Agreement and Guaranty, dated as of April 17, 2018, by and among the Company, certain subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings II, LP, as administrative agent (the “Terminated Credit Agreement”). The Terminated Credit Agreement permitted the Company to borrow up to an aggregate principal amount of $25.0 million, of which $15.0 million in principal had been borrowed prior to the payoff by the Company of all of its obligations thereunder. The Terminated Credit Agreement was secured by substantially all of the Company’s assets and a pledge of 65% of the equity interests of CareDx International, AB. The secured interests under the Terminated Credit Agreement were terminated in connection with the Company’s payoff of all of its obligations thereunder.

Item 8.01 Other Events.

On November 26, 2018, the Company issued a press release announcing the payoff of all of its obligations under the Terminated Credit Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CareDx, Inc. dated November 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2018	CAREDX, INC.

	By:	/s/ Michael Bell
Michael Bell
Chief Financial Officer